UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2017

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 South Capital of Texas Highway, Las Cimas IV, Suite 150

Austin, TX

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Sixth Amendment to Hercules Loan Agreement

On April 27, 2017, Savara Inc. (f/k/a Mast Therapeutics, Inc.), a Delaware corporation (the “Company”), entered into an amendment (the “Sixth Amendment”) to the Loan and Security Agreement, dated August 11, 2015, as amended by the First Amendment to Loan and Security Agreement dated as of September 28, 2015, the Second Amendment to Loan and Security Agreement effective as of December 31, 2015, the Third Amendment to Loan and Security Agreement effective as of February 25, 2016, the Fourth Amendment to Loan and Security Agreement effective as of July 22, 2016, and the Fifth Amendment to Loan and Security Agreement, dated as of March 3, 2017 (collectively, the “Hercules Loan Agreement”) with Hercules Technology III, L.P. and Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.) (together, “Hercules”). The Sixth Amendment amended the Hercules Loan Agreement to permit certain investments in the Company’s subsidiary, Savara ApS.

The Sixth Amendment is filed herewith as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Silicon Valley Bank Loan and Security Agreement

On April 28, 2017, the Company and its subsidiary, Aravas Inc., a Delaware corporation (“Aravas”), entered into a Loan and Security Agreement (the “SVB Loan Agreement”) between the Company and Aravas, as co-borrowers, and Silicon Valley Bank, as lender (the “Lender”). The effectiveness of the SVB Loan Agreement is subject to customary closing conditions, including the payoff and termination of the Hercules Loan Agreement.

The SVB Loan Agreement provides for a $15.0 million term loan facility. Loans may be advanced in two tranches of $7.5 million each, subject to certain conditions. Loan proceeds may be used for general corporate purposes. The Company may prepay loans under the SVB Loan Agreement in whole or in part at any time, subject to a prepayment fee of 3.0% if prepaid within the first anniversary of the closing date, 2.0% if prepaid between the first and second anniversaries of the closing date, and 1.0% thereafter.

The loans bear interest at the prime rate reported in The Wall Street Journal, plus a spread of 4.25%. Interest is due and payable in arrears monthly. Principal, together with all accrued and unpaid interest, is due and payable on March 1, 2021 (the “Maturity Date”). The Company is also obligated to pay customary closing fees and a final payment of 6.0% of the aggregate principal amount of term loans advanced under the facility.

The obligations of the Company are secured by substantially all of the Company’s assets, excluding intellectual property and subject to certain other exceptions and limitations.

The SVB Loan Agreement contains customary affirmative and negative covenants, including among others, covenants limiting the ability of the Company and its subsidiaries to dispose of assets, permit a change in control, merge or consolidate, make acquisitions, incur indebtedness, grant liens, make investments, make certain restricted payments and enter into transactions with affiliates, in each case subject to certain exceptions.

Upon an event of default, the Lender may declare the outstanding obligations payable by the Company to be immediately due and payable, terminate the commitments and exercise other rights and remedies provided for under the SVB Loan Agreement. The events of default under the SVB Loan Agreement include, among others, payment defaults, covenant defaults, a material adverse change default, bankruptcy and insolvency defaults, cross-defaults to other material indebtedness, judgment defaults, and defaults related to inaccuracy of representations and warranties. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the SVB Loan Agreement at a per annum rate of interest equal to 5.0% above the applicable interest rate.

The Lender and its affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the SVB Loan Agreement is qualified in its entirety by reference to the full text of the SVB Loan Agreement which the Company plans to file with its Form 10-Q for the period ended March 31, 2017.

Silicon Valley Bank Warrant Agreement

In connection with the SVB Loan Agreement, the Company will issue two Warrants to Purchase Shares of Common Stock of the Company (the “SVB Warrants”) to Silicon Valley Bank and its affiliate Life Science Loans II, LLC, pursuant to which Silicon Valley Bank and Life Science Loans II, LLC may each purchase up to 24,725 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to adjustment in accordance with the terms of the Warrant, for a per Share exercise price of $9.10.

The foregoing description of the SVB Warrants is qualified in its entirety by reference to the full text of the SVB Warrants which the Company plans to file with its Form 10-Q for the period ended March 31, 2017.

Common Stock Sales Agreement

On April 28, 2017, the Company entered into a Common Stock Sales Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), pursuant to which the Company may offer and sell, from time to time, through Wainwright, shares of the Company’s common stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of not more than $18.0 million (the “ATM Offering”). The shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-202960).

Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has provided Wainwright with customary indemnification rights, and Wainwright will be entitled to a commission at a fixed commission rate equal to 3.0% of the gross proceeds per Share sold.

Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the Shares, and may at any time suspend sales under the Sales Agreement or terminate the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 1.02.	Termination of Material Definitive Agreement.

On April 27, 2017, the Company delivered written notice to Cowen and Company, LLC that it was terminating its Sales Agreement, dated August 21, 2015 (the “Cowen Sales Agreement”), pursuant to Section 11(b) of the Sales Agreement. A copy of the Cowen Sales Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” under the caption “Loan and Security Agreement,” is incorporated herein by reference.

Item 8.01.	Other Events.

The CUSIP number for the Company’s common stock changed from 80511Q 106 to 805111101.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to Loan and Security Agreement, dated April 27, 2017, between Mast Therapeutics, Inc., Hercules Technology III, L.P. and Hercules Capital, Inc.

10.2	Common Stock Sales Agreement, dated April 28, 2017, between Savara Inc. and H.C. Wainwright & Co., LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVARA INC.

By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial Officer

Date: April 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Loan and Security Agreement, dated April 27, 2017, between Mast Therapeutics, Inc., Hercules Technology III, L.P. and Hercules Capital, Inc.

10.2	Common Stock Sales Agreement, dated April 28, 2017, between Savara Inc. and H.C. Wainwright & Co., LLC